Exhibit 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4
(File No.        ) of our report dated February 14, 1996, except as to
information presented in Notes I (paragraphs 7 and 8) and R, for which the date is March 29, 1996, on our audits of the financial statements and financial statement schedule of The Standish Care Company. We also consent to the reference to our firm under the caption "Experts."



Boston, Massachusetts
Ausust 5, 1996                          [Signature of Coopers & Lybrand L.L.P.]

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                       CONSENT OF INDPEDNDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4
(File No. 333-     ) of our report dated July 24, 1996, on our audits of the
financial statements of CareMatrix. We also consent to the reference to our firm under the caption "Experts."


                                         [Signature of Coopers & Lybrand L.L.P.]

Boston, Massachusetts
Ausust 5, 1996